Exhibit 99.1
    NEWS RELEASE

For more information, contact:
Allen Muhich
Chief Financial Officer
503-615-1616
allen.muhich@radisys.com

RADISYS REPORTS FOURTH QUARTER RESULTS

HILLSBORO, OR - February 11, 2014 - Radisys Corporation (NASDAQ: RSYS), a market leader providing wireless infrastructure solutions for telecom, aerospace and defense applications, announced fourth quarter 2013 revenues of $50.1 million and a GAAP net loss of $26.0 million or $0.89 per diluted share. Included in the fourth quarter results is $12.5 million of non-cash tax expense that results from the recognition of a valuation allowance against certain of the Company’s foreign deferred tax assets. Fourth quarter non-GAAP net loss was $6.0 million or $0.21 per diluted share and includes a $2.0 million non-cash charge associated with excess inventory resulting from a product end-of-life transition.

Commenting on the fourth quarter results and the Company’s strategic progress, Brian Bronson, Radisys' President and Chief Executive Officer stated, “Our fourth quarter revenue and profitability were in-line with the expectations we set back in November. We delivered revenue near the top end of the range while at the same time making meaningful progress on our strategic transformation and cost reduction initiatives that will enable us to return to non-GAAP profitability and positive cash flow in the second half of 2014 while at the same time being able to continue to invest in our core focus areas. These strategic and operational objectives include:

•	Market Penetration:

◦
Our Media Resource Function providing Voice over LTE and other media processing applications exceeded our full year expectations in terms of both design wins and customer shipments. Our MPX-12000 and MPX-OS (virtualized software only) products are now in 21 trials with our partner’s customers around the globe.

◦	LTE software and solutions second half 2013 orders exceeded expectations, increasing 80% compared to the first half of 2013.

◦
In Platforms, customer interest in our network function virtualization (NFV) enabled products continues to accelerate as we add additional software capabilities to next generation hardware enabling exponentially greater functionality within the same cost effective footprint.

•	Operational Efficiency - We remain on track to exceed our previously announced cost reduction initiatives that will enable 2014 operating expenses of between $65 million and $70 million.

◦
Additionally, our contract manufacturing transfer to Ennoconn Corporation continues to progress well and will enable the closure of our Penang facility. This is the final step towards consolidating our Asian Platforms operations into a single Shenzhen site and will contribute at least $6 million of additional cost savings beginning in the third quarter of 2014.”

Other Fourth Quarter Financial Highlights

•
Total GAAP Research and Development (R&D) and Selling, General and Administrative (SG&A) expenses were $20.1 million and non-GAAP R&D and SG&A expenses were $18.7 million representing a $1.8 million sequential reduction resulting from our previously announced cost reduction initiatives.

•
Cash and cash equivalents were $25.5 million at the end of the fourth quarter representing a $6.1 million sequential decrease from the third quarter. During the quarter, we paid $2.1 million in cash severance associated with our restructuring plans.

•
On February 10, 2014, we amended our Silicon Valley Bank line of credit agreement to enable sufficient working capital flexibility to complete the Company’s transformation efforts. As of the end of the fourth quarter, our borrowing base was $22.9 million leaving $7.9 million unused and available.

2014 Outlook

•
First quarter revenue is expected to be between $40 million and $46 million. At the mid-point, the sequential decrease is primarily due to the timing of MRF revenue combined with anticipated reductions in COMe/RMS and Other Legacy revenue resulting from our decisions to manage certain products for cash.

•	Non-GAAP gross margin is expected to approximate 33% of sales.

•	Non-GAAP R&D and SG&A expenses are expected to decrease to approximately $17.5 million.

•	Non-GAAP net loss is expected to be between ($0.18) and ($0.06) per share.

Mr. Bronson continued, “As a result of the strategic focus, significant operational improvements, and fundamental restructuring and streamlining of the company, we are positioned to return to non-GAAP profitability and positive cash flow in the second half of 2014. Our core focus areas moving into 2014 remain software rich, vertically integrated products that include: media processing, LTE network protocols, solutions and services and our NFV enabled systems and appliance products. We have never had more differentiated products for our sales team to sell than we have available right now. Our 2014 full year outlook is for revenue of between $200 million and $220 million and non-GAAP earnings per share of between $0.15 and $0.30, with an annualized 2014 exit rate of approximately $0.70.”

Conference Call and Webcast Information

Radisys will host a conference call on Tuesday, February 11, 2014 at 5:00 p.m. ET to discuss its fourth quarter 2013 results and 2014 financial and business outlook.

To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 57768148.  The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on Tuesday, February 25, 2014. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 57768148.  A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, financial outlook and expectations for the first quarter and fiscal year 2014 and statements related to expense savings or reductions, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company's dependence on certain customers and high degree of customer concentration, (b) the Company's use of one contract manufacturer for a significant portion of the production of its products, including the success of transitioning contract manufacturing partners, (c) the anticipated amount and timing of revenues from design wins due to the Company's customers' product development time, cancellations or delays, (d) matters affecting the embedded system industry, including changes in industry standards, changes in customer requirements and new product introductions, (e) actions by regulatory authorities or other third parties, (f) cash generation, (g) changes in tariff and trade policies and other risks associated with foreign operations, (h) fluctuations in currency exchange rates, (i) the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, (j) the Company's ability to successfully manage the transition from 10G to 40G ATCA product technologies, and (k) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2012, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved.

All information in this press release is as of February 11, 2014. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) purchase accounting adjustments, (b) amortization of acquired intangible assets, (c) stock-based compensation expense, (d) restructuring and acquisition-related charges (reversals), net, (e) impairment of goodwill, (f) sale of land and (g) non-cash income tax expense. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About Radisys

Radisys (NASDAQ: RSYS) is a market leader enabling wireless infrastructure solutions for telecom, aerospace, and defense applications. Radisys' market-leading ATCA, MRF (Media Resource Function), COM Express, and Network Appliance platforms coupled with Trillium Software and services enable customers to bring high-value products and services to market faster with lower investment and risk.

Radisys® and Trillium® are registered trademarks of Radisys.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues	$50,138	$69,300	$237,863	$286,096
Cost of sales:
Cost of sales	37,230	46,279	165,166	188,513
Amortization of purchased technology	2,055	2,321	8,559	9,544
Gross margin	10,853	20,700	64,138	88,039
Operating expenses:
Research and development	9,989	11,635	45,000	47,739
Selling, general and administrative	10,065	11,234	41,210	45,200
Intangible assets amortization	1,304	1,304	5,215	5,215
Impairment of goodwill	—	—	—	29,748
Restructuring and other charges, net	3,442	117	7,479	(117)
Loss from operations	(13,947)	(3,590)	(34,766)	(39,746)
Interest expense	(307)	(443)	(1,220)	(1,722)
Other income, net	964	272	1,537	584
Loss before income tax expense	(13,290)	(3,761)	(34,449)	(40,884)
Income tax expense	12,725	1,094	14,955	2,590
Net loss	$(26,015)	$(4,855)	$(49,404)	$(43,474)

Net loss per share:
Basic	$(0.89)	$(0.18)	$(1.72)	$(1.60)
Diluted	$(0.89)	$(0.18)	$(1.72)	$(1.60)
Weighted average shares outstanding
Basic	29,150	27,738	28,805	27,174
Diluted	29,150	27,738	28,805	27,174

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$25,482	$33,182
Accounts receivable, net	41,359	51,289
Inventories and inventory deposit, net	25,409	28,907
Other current assets	8,443	12,610
Total current assets	100,693	125,988
Property and equipment, net	14,854	17,713
Intangible assets, net	56,510	70,284
Other assets, net	4,128	18,409
Total assets	$176,185	$232,394

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$35,081	$41,191
Deferred income	8,167	9,222
Other accrued liabilities	15,525	16,769
Convertible senior notes, net	—	16,919
Line of credit	15,000	—
Total current liabilities	73,773	84,101
Convertible senior notes, net	18,000	18,000
Other long-term liabilities	3,276	4,851
Total liabilities	95,049	106,952
Shareholders' equity:
Common stock	309,370	303,724
Accumulated deficit	(229,090)	(179,686)
Accumulated other comprehensive income	856	1,404
Total shareholders’ equity	81,136	125,442
Total liabilities and shareholders’ equity	$176,185	$232,394

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net loss	$(26,015)	$(4,855)	$(49,404)	$(43,474)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	5,162	5,675	21,748	22,475
Impairment of goodwill	—	—	—	29,748
Stock-based compensation expense	1,537	997	5,298	1,391
Deferred tax valuation allowance	12,476	—	12,476	—
Net gain from sale of software assets	—	—	(1,532)	—
Net gain on sale of property held for sale	(771)	—	(771)	—
Write off of purchased computer software	—	—	2,868	—
Other adjustments	4,277	1,524	4,335	4,273
Changes in operating assets and liabilities:
Accounts receivable	1,176	(364)	11,119	(2,082)
Inventories and inventory deposit	(1,870)	441	157	4,520
Accounts payable	(1,153)	(177)	(6,013)	3,718
Deferred income	528	269	(1,145)	(2,733)
Other operating assets and liabilities	(1,343)	(528)	(1,227)	(12,225)
Net cash provided by (used in) operating activities	(5,996)	2,982	(2,091)	5,611
Cash flows from investing activities:
Capital expenditures	(1,704)	(1,997)	(6,047)	(11,092)
Proceeds from sale of land held for sale	1,415	—	1,415	—
Proceeds from sale of software assets	30	—	1,137	—
Other investing activities	—	300	—	(68)
Net cash used in investing activities	(259)	(1,697)	(3,495)	(11,160)
Cash flows from financing activities:
Borrowings on line of credit	—	—	15,000	—
Repayment of convertible senior notes	—	—	(16,919)	(10,081)
Proceeds from issuance of common stock	180	172	806	1,272
Other financing activities, net	(138)	(73)	(921)	(213)
Net cash provided by (used in) financing activities	42	99	(2,034)	(9,022)
Effect of exchange rate changes on cash and cash equivalents	136	(30)	(80)	(17)
Net decrease in cash and cash equivalents	(6,077)	1,354	(7,700)	(14,588)
Cash and cash equivalents, beginning of period	31,559	31,828	33,182	47,770
Cash and cash equivalents, end of period	$25,482	$33,182	$25,482	$33,182

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2013		2012		2013		2012
North America	$24,633	49.1%	$31,180	45.0%	$103,822	43.6%	$109,168	38.2%
Asia Pacific	16,319	32.6	24,837	35.8	81,530	34.3	116,549	40.7
Europe, the Middle East and Africa	9,186	18.3	13,283	19.2	52,511	22.1	60,379	21.1
Total	$50,138	100.0%	$69,300	100.0%	$237,863	100.0%	$286,096	100.0%

REVENUES BY PRODUCT GROUP
(In thousands, unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2013		2012		2013		2012
ATCA Platforms	$22,253	44.4%	$34,703	50.1%	$116,537	49.0%	$136,572	47.7%
Software-Solutions	11,110	22.2	12,919	18.6	44,934	18.9	52,666	18.4
COM Express and Rackmount Server	13,794	27.5	11,575	16.7	56,019	23.6	49,538	17.3
Other Products	2,981	5.9	10,103	14.6	20,373	8.5	47,320	16.5
Total Revenues	$50,138	100.0%	$69,300	100.0%	$237,863	100.0%	$286,096	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2013		2012		2013		2012
REVENUES:
GAAP revenues	$50,138		$69,300		$237,863		$286,096
(a) Purchase accounting adjustments	—		—		—		300
Non-GAAP revenues	$50,138		$69,300		$237,863		$286,396

GROSS MARGIN:
GAAP gross margin	$10,853	21.6%	$20,700	29.9%	$64,138	27.0%	$88,039	30.8%
(a) Purchase accounting adjustments	—		—		—		300
(b) Amortization of acquired intangible assets	2,054		2,321		8,558		9,544
(c) Stock-based compensation	142		123		550		25
(d) Restructuring and other charges, net	217		—		217		62
Non-GAAP gross margin	$13,266	26.5%	$23,144	33.4%	$73,463	30.9%	$97,970	34.2%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$9,989	19.9%	$11,635	16.8%	$45,000	18.9%	$47,739	16.7%
(c) Stock-based compensation	(327)		(286)		(1,170)		(601)
Non-GAAP research and development	$9,662	19.3%	$11,349	16.4%	$43,830	18.4%	$47,138	16.5%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$10,065	20.1%	$11,234	16.2%	$41,210	17.3%	$45,200	15.8%
(c) Stock-based compensation	(1,068)		(588)		(3,578)		(765)
Non-GAAP selling, general and administrative	$8,997	17.9%	$10,646	15.4%	$37,632	15.8%	$44,435	15.5%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(13,947)	(27.8)%	$(3,590)	(5.2)%	$(34,766)	(14.6)%	$(39,746)	(13.9)%
(a) Purchase accounting adjustments	—		—		—		300
(b) Amortization of acquired intangible assets	3,358		3,625		13,773		14,759
(c) Stock-based compensation	1,537		997		5,298		1,391
(d) Restructuring and other charges, net	3,659		117		7,696		(55)
(e) Impairment of goodwill	—		—		—		29,748
Non-GAAP income (loss) from operations	$(5,393)	(10.8)%	$1,149	1.7%	$(7,999)	(3.4)%	$6,397	2.2%

NET INCOME (LOSS):
GAAP net loss	$(26,015)	(51.9)%	$(4,855)	(7.0)%	$(49,404)	(20.8)%	$(43,474)	(15.2)%
(a) Purchase accounting adjustments	—		—		—		300
(b) Amortization of acquired intangible assets	3,358		3,625		13,773		14,759
(c) Stock-based compensation	1,537		997		5,298		1,391
(d) Restructuring and other charges, net	3,659		117		7,696		(55)
(e) Impairment of goodwill	—		—		—		29,748
(f) Gain of sale of land held for sale	(771)		—		(771)		—
(g) Income taxes	12,220		1,013		13,429		1,703
Non-GAAP net income (loss)	$(6,012)	(12.0)%	$897	1.3%	$(9,979)	(4.2)%	$4,372	1.5%

GAAP weighted average diluted shares	29,150		27,738		28,805		27,174
Escrow shares	—		672		—		1,028
Dilutive equity awards included in
non-GAAP earnings per share	—		729		—		776
Non-GAAP weighted average diluted shares	29,150		29,139		28,805		28,978
GAAP net loss per share (diluted)	$(0.89)		$(0.18)		$(1.72)		$(1.60)
Non-GAAP adjustments detailed above	0.68		0.21		1.37		1.75
Non-GAAP net income (loss) per share (diluted)	$(0.21)		$0.03		$(0.35)		$0.15

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended		For the Year Ended
	March 31, 2014		December 31, 2014
	Low End	High End	Low End	High End
GAAP net loss	$(12.2)	$(8.7)	$(20.8)	$(16.3)
(b) Amortization of acquired intangible assets	3.4	3.4	13.4	13.4
(c) Stock-based compensation	1.6	1.6	6.6	6.6
(d) Restructuring and other charges, net	1.3	1.3	3.0	3.0
(g) Income taxes	0.7	0.7	2.4	2.4
Total adjustments	7.0	7.0	25.4	25.4
Non-GAAP net loss	$(5.2)	$(1.7)	$4.6	$9.1

GAAP weighted average shares	29,350	29,350	29,600	29,600
Non-GAAP adjustments	—	—	1,000	1,000
Non-GAAP weighted average shares (diluted) (I)	29,350	29,350	30,600	30,600

GAAP net loss per share	$(0.42)	$(0.30)	$(0.70)	$(0.55)
Non-GAAP adjustments detailed above	0.24	0.24	0.85	0.85
Non-GAAP net loss per share (diluted) (I)	$(0.18)	$(0.06)	$0.15	$0.30

(I)	For all the periods the diluted earnings per share calculation excludes the effects of the shares underlying our convertible senior notes as the inclusion would be anti-dilutive.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
March 31, 2014
GAAP	28.0%
(b) Amortization of acquired intangible assets	4.8
(c) Stock-based compensation	0.2
Non-GAAP	33.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
March 31, 2014
GAAP	$18.9
(c) Stock-based compensation	(1.4)
Non-GAAP	$17.5

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Purchase accounting adjustments: Purchase accounting adjustments consist of the impact to revenues and cost of sales associated with adjusting deferred revenue and inventories of acquired companies to fair value. For deferred revenue, as is the case with our existing business, at the time of acquisition, the acquired business recorded deferred revenue related to past transactions for which revenue would have been recognized by the acquired entity in future periods as revenue recognition criteria were satisfied. However, purchase accounting rules require us to write down a portion of this deferred revenue to its then current fair value, which is equivalent to the cost to complete the outstanding obligations required to earn the deferred revenue plus a reasonable margin. Consequently, in post-acquisition periods, we do not recognize the full amount of this deferred revenue. When measuring the performance of our business, however, we add back non-GAAP revenue associated with deferrals for which no future obligations existed as well as obligations we assumed to provide maintenance or support to customers of the acquired business that were excluded as a result of these purchase accounting adjustments. We believe that the non-GAAP revenue disclosures enhance investors' ability to conduct period-over-period analyses of our results that reflect the full impact of the acquired business's results together with the results from our pre-existing products and services.

In addition, the non-GAAP financial results exclude the impact to cost of sales from the markup of inventories required by GAAP as part of the fair value adjustments required under purchase accounting for business combinations. This results from marking the acquired company's inventory to fair value at the time of acquisition. This charge is not factored into management's evaluation of potential acquisitions or our performance after completion of acquisitions, because it is not related to our core operating performance, and the frequency and amount of this type of charge can vary significantly based on the size and timing of our acquisitions. Excluding this data provides investors with a basis to compare the company against the performance of other companies without this variability.

(b) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing, Convedia, MCPD and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(d) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(e) Impairment of goodwill: The goodwill impairment charge relates to a write down of balances associated with previous acquisitions. The Company excludes the goodwill impairment charge because it is unusual in nature and does not reflect the operation of the Company's ongoing business. Additionally, its exclusion enhances the ability of investors to compare the Company’s period-over-period operating results.

(f) Sale of land: Gain realized when the Company sold a parcel of land that it owned during the three months ended December 31, 2013. This is excluded from non-GAAP results as the Company does not buy and sell land in the normal course of business. We believe this exclusion enhances the ability of investors to compare the Company's period-over-period operating results.

(g) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.